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                                                                  EXHIBIT 23.3

                                [Firm Letterhead]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS

October 19, 1999

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Evergreen Resources, Inc. (the "Company"), of our audit, dated February 12, 1999, of the estimates of the net proved oil and gas reserves of the Company and their present values, as of December 31, 1998, included as Exhibit 22.0 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and all references to our firm therein.


                                   RESOURCE SERVICES INTERNATIONAL, INC.

                                   By: /s/ Roland E. Blauer
                                   Name:   Roland E. Blauer
                                   Title:  President